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Allied Capital Commercial Corporation
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
September 30, 1997

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                                                          For the Three Months Ended            For the Nine Months Ended
                                                                September 30,                         September 30,
                                                      --------------------------------        ------------------------------
                                                           1997              1996                  1997           1996
                                                      --------------------------------        ------------------------------

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Primary Earnings Per Common Share:

           Net Income                                    8,993,000         6,397,000            22,394,000      20,929,000
                                                      ================================        ==============================


           Weighted average of common
               shares outstanding                       14,523,615        13,994,734            14,393,759      13,873,519

           Weighted average of common
               shares issuable on exercise
               of outstanding stock options                 92,709           123,236               114,399          83,287
                                                      --------------------------------        ------------------------------

           Weighted average of common
               shares outstanding, as adjusted          14,616,324        14,117,970            14,508,158      13,956,806
                                                      ================================        ==============================


           Net Income per share                               0.62              0.45                  1.54            1.50
                                                      ================================        ==============================



Fully Diluted Earnings Per Common Share:

           Net Income                                    8,993,000         6,397,000            22,394,000      20,929,000
                                                      ================================        ==============================

           Weighted average common
               shares and common share
               equivalents as computed for
               primary earnings per share               14,616,324        14,117,970            14,508,158      13,956,806

           Weighted average of additional
               shares issuable on exercise
               of outstanding stock options                 12,084             9,703                 7,845          52,858
                                                      --------------------------------        ------------------------------

           Weighted average of common
               shares outstanding, as adjusted          14,628,408        14,127,673            14,516,003      14,009,664
                                                      ================================        ==============================


           Net Income per share assuming full                 0.61              0.45                  1.54            1.49
                                                      ================================        ==============================
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